Exhibit 5.1

ROBINSON BROG LEINWAND GREENE GENOVESE & GLUCK P.C.

875 THIRD AVENUE

NEW YORK, NEW YORK 10022-0123

(212) 603-6300

FAX (212) 956-2164

September 26, 2018

Digital Ally, Inc.

9705 Loiret Blvd., Lenexa

KS 66219

Ladies and Gentlemen:

We have acted as special counsel to Digital Ally, Inc., a Nevada corporation (the “Company”), in connection with: (i) a Registration Statement (as amended from time-to-time, referred to as the “Registration Statement”) on Form S-3 filed by the Company on May 25, 2018, under the Securities Act of 1933, as amended (the “Act”) with the Securities and Exchange Commission (the “Commission”); (ii) a preliminary prospectus supplement, dated September 25, 2018 (the “Preliminary Prospectus Supplement”) to the prospectus which forms a part of the Registration Statement; and (iii) a final prospectus supplement, dated September 26, 2018 (the “Final Prospectus Supplement”) to the prospectus which forms a part of the Registration Statement, relating to the public offering of (i) 2,400,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) pursuant to the Underwriting Agreement, dated September 26, 2018, by and between the Company and the representative of the underwriters (the “Underwriting Agreement”), and (ii) up to an additional 360,000 shares (the “Option Shares”) of Common Stock to cover any over-allotments (if any), pursuant to the Underwriting Agreement.

In connection with this matter, we have examined the originals or copies certified or otherwise identified to our satisfaction of the following: (a) Articles of Incorporation of the Company, as amended to date, (b) By-laws of the Company, as amended to date, (c) the Registration Statement and all exhibits thereto, (d) the Preliminary Prospectus Supplement, (e) the Final Prospectus Supplement, and (f) the Underwriting Agreement and all exhibits thereto. In addition to the foregoing, we have relied as to matters of fact upon the representations made by the Company and their representatives and we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us certified or photostatic copies.

We are members of the Bar of the State of New York. We do not hold ourselves out as being conversant with, or expressing any opinion with respect to, the laws of any jurisdiction other than the federal laws of the United States of America, the laws of the State of New York, and the corporate laws of the State of Nevada. Accordingly, the opinions expressed herein are expressly limited to the federal laws of the United States of America, the laws of the State of New York, and the corporate laws of the State of Nevada.

Based upon the foregoing and in reliance thereon, and subject to the qualifications, limitations, exceptions and assumptions set forth herein, we are of the opinion that:

The Shares and the Option Shares have been duly authorized by the Company, and when issued and sold by the Company and delivered by the Company against receipt of the purchase price therefor, in the manner contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable.

This opinion letter speaks only as of the date hereof and we assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

This opinion letter is furnished in connection with the filing of the Registration Statement, the Preliminary Prospectus Supplement, and the Final Prospectus Supplement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Company’s Current Report on Form 8-K filed on September 26, 2018, incorporated by reference into the Registration Statement, and to the use of our name as it appears under the caption “Legal Matters” in the Preliminary Prospectus Supplement and the Final Prospectus Supplement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Robinson Brog Leinwand Greene Genovese & Gluck P.C.
Robinson Brog Leinwand Greene Genovese & Gluck P.C.